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                                                                   EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Long-Term Equity Incentive Plan of Province Healthcare Company of our report dated February 22, 2000, with respect to the consolidated financial statements and schedule of Province Healthcare Company, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                              Ernst & Young, LLP

Nashville, Tennessee
July 25, 2000